Legg Mason Partners Intermediate Maturity California Municipals FUnd Legg Mason Partners Intermediate Maturity New York Municipals Fund Legg Mason Partners Massachusetts Municipals Fund
Item 77D


Registrant incorporates by reference Registrant's Form
DEF 14A - Other definitive proxy statements dated and filed on October 10, 2006.
(Accession No. 0001193125-06-203842)